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                               EXHIBIT 23 (j)(ii)

                         CONSENT OF INDEPENDENT AUDITORS

              We consent to the references to our Firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 32 to the Registration Statement (Form N-1A No. 2-66073) dated October 30, 2006, of NRM Investment Company of our report dated October 26, 2006, included in the 2006 annual report to shareholders of NRM Investment Company.



                                                /s/ BEARD MILLER COMPANY LLP


BEARD MILLER COMPANY LLP
Reading, Pennsylvania
October 26, 2006